Exhibit 99.2

americold

REALTY TRUST

# EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Third Quarter 2023

americold
americold
53711

Financial Supplement	Third Quarter 2023

Financial Supplement	Third Quarter 2023

Corporate Profile
We are a global leader in temperature-controlled storage, logistics, real estate and value added services, and are focused on the ownership, operation, acquisition and development of temperature-controlled warehouses.  We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of September 30, 2023, we operated a global network of 243 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 195 warehouses in North America, 27 in Europe, 19 warehouses in Asia-Pacific, and 2 warehouses in South America. In addition, we hold two minority interests in joint ventures, one with SuperFrio, which owns or operates 35 temperature-controlled warehouses in Brazil, and one with the RSA JV, which owns two temperature-controlled warehouses in United Arab Emirates.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Nathan H. Harwell: Chief Legal Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Michael P. Spires: Chief Information Officer and Executive Vice President
Bryan M. Verbarendse: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: Chief Operating Officer - International and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2023

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Negative Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Third Quarter 2023
AMERICOLD REALTY TRUST, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS
Delivers Strong Operational Results and Raises Annual Guidance
Raises Common Equity to Support New Growth Initiatives
Atlanta, GA, November 2, 2023 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the third quarter ended September 30, 2023.

George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “We are pleased with our third quarter results where we delivered AFFO per share of $0.32, an increase of over 10% versus prior year’s quarter. This performance was primarily driven by our global warehouse same store pool, which generated NOI growth of 5.3%, on a constant currency basis. Our strong same-store pool results were the result of meaningful economic occupancy growth and our continued pricing initiatives. Our same store economic occupancy increased 345 basis points over prior year to 84.0%, a record-setting third quarter level. Additionally, this quarter, we derived 50.4% of rent and storage revenue from fixed commitment storage contracts, which is another record-setting level for Americold. Lastly, in the face of a challenging throughput volume environment, we made progress on our Services margins through aggressive variable cost management.”

“During the quarter, we successfully raised $419 million in common equity by issuing 13.2 million shares at a weighted average price of $31.63 per share through our ATM program. This capital raise improved our balance sheet by reducing leverage and provides the fuel for growth in support of our development and M&A initiatives. Additionally, we are excited to announce an $85 million expansion of our Allentown, Pennsylvania facility, an example where we are seeing very strong demand from our customer base in key distribution markets within our network. We continue to evaluate development opportunities across three primary areas of focus: expansion projects; customer-dedicated, build-to-suit developments; and our CPKC and DP World collaborations. Also, today, we announced the strategic, tuck-in acquisition of Safeway Freezers, a temperature-controlled company located in Southern New Jersey for a total investment of approximately $37 million. New Jersey is a strategic market for Americold where we own 15 facilities, and this acquisition complements our existing portfolio in this market.”

“As a result of the progress we have made around economic occupancy and pricing combined with our ability to manage all aspects of our variable cost structure within our same store pool, and the reduction of our interest expense due to the pay down of debt, we are raising our full year 2023 AFFO per share guidance to a new range of $1.24 to $1.30, and increase of $0.02 at the midpoint.”
Third Quarter 2023 Highlights
•Total revenue decreased 11.9% to $667.9 million.
•Total NOI increased 4.4% to $189.1 million.
•Net loss of $2.1 million, or $0.01 loss per diluted common share.
•Core EBITDA increased 9.2% to $144.0 million, and increased 9.9% on a constant currency basis.
•Core FFO of $69.6 million, or $0.25 per diluted common share.
•AFFO of $88.2 million, or $0.32 per diluted common share.

Financial Supplement	Third Quarter 2023
•Global Warehouse segment revenue increased 0.6% to $602.6 million.
•Global Warehouse segment NOI increased 6.7% to $177.8 million.
•Global Warehouse segment same store revenue was flat on an actual basis, or, decreased 0.6% on a constant currency basis, Global Warehouse segment same store NOI increased by 4.5%, or 5.3% on a constant currency basis.
•On July 7, we completed the acquisition of a cold storage facility in Brisbane (Ormeau), Australia for approximately A$36.1 million.
•Completed the expansion projects for Spearwood, Australia and Russellville, Arkansas for approximately A$63 million and $84 million respectively. The Spearwood and Russellville facilities consist of 3.3 million cubic feet and 20,000 pallet positions, and 13 million cubic feet and 42,000 pallet positions respectively.
•Issued 13.2 million shares for net proceeds of $412.9 million, which was used to repay a portion of outstanding revolver borrowings.
Year to Date 2023 Highlights
•Total revenue decreased 9.1% to $1.99 billion.
•Total NOI increased 10.4% to $560.7 million.
•Net loss of $109.4 million, or $0.40 loss per diluted common share.
•Core EBITDA increased 13.5% to $411.8 million, or 14.8% on a constant currency basis.
•Core FFO of $192.9 million, or $0.71 per diluted common share.
•AFFO of $243.6 million, or $0.89 per diluted common share.
•Global Warehouse segment revenue increased 4.4% to $1.78 billion.
•Global Warehouse segment NOI increased 13.3% to $525.5 million.
•Global Warehouse segment same store revenue increased 4.3%, or 5.4% on a constant currency basis, Global Warehouse segment same store NOI increased 13.5%, or 14.6% on a constant currency basis.
Third Quarter 2023 Total Company Financial Results
Total revenue for the third quarter of 2023 was $667.9 million, a 11.9% decrease, which was driven by decreases in our Third-party managed and Transportation segments, largely offset by growth within our Global Warehouse segment. The growth within our Global Warehouse segment was driven by our pricing initiatives, rate escalations, improvements in economic occupancy and incremental revenue from recently completed expansion and development projects, partially offset by a decline in throughput due to consumer buying habits, and the unfavorable impact of foreign currency translation.
Total NOI for the third quarter of 2023 was $189.1 million, an increase of 4.4% from the same quarter of the prior year. This increase is a result of the improvement in our Global Warehouse segment as previously mentioned above, partially offset by ongoing inflationary pressure on operating costs.
For the third quarter of 2023, the Company reported net loss of $2.1 million, or $0.01 loss per diluted share, compared to net loss of $8.9 million, or $0.03 loss per diluted share, for the comparable quarter of the prior year.
Core EBITDA was $144.0 million for the third quarter of 2023, compared to $131.9 million for the comparable quarter of the prior year. This reflects a 9.2% increase over prior year on an actual basis, and 9.9% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above.

Financial Supplement	Third Quarter 2023
For the third quarter of 2023, Core FFO was $69.6 million, or $0.25 per diluted share, compared to $67.1 million, or $0.25 per diluted share, for the third quarter of 2022.
For the third quarter of 2023, AFFO was $88.2 million, or $0.32 per diluted share, compared to $79.3 million, or $0.29 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Third Quarter 2023 Global Warehouse Segment Results
For the third quarter of 2023, Global Warehouse segment revenue was $602.6 million, an increase of $3.6 million, or 0.6%, compared to $599.0 million for the third quarter of 2022. This growth was principally driven by growth from our same store pool resulting from higher economic occupancy, our pricing initiative, and rate escalations. Additionally, our non-same store pool contributed revenue from our recently completed development projects and acquisitions. This was partially offset by lower throughput pallets due to consumer buying habits and the unfavorable impact of foreign currency translation.
Global Warehouse segment contribution (NOI) was $177.8 million for the third quarter of 2023 as compared to $166.7 million for the third quarter of 2022. Global Warehouse segment contribution (NOI) increased due to the drivers of warehouse revenue increase mentioned above, partially offset by the impact of inflationary pressures, start-up costs for our developments, and the unfavorable impact of foreign currency translation. Global Warehouse segment margin was 29.5% for the third quarter of 2023, a 169 basis point increase compared to the same quarter of the prior year.
We had 219 same store warehouses for the three months ended September 30, 2023. The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2023. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	Third Quarter 2023

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	238		240	n/a	n/a

Rent and storage	$278,508	$280,319	$260,248	7.0%	7.7%
Warehouse services	324,097	324,974	338,729	(4.3)%	(4.1)%
Total revenue	$602,605	$605,293	$598,977	0.6%	1.1%
Global Warehouse contribution (NOI)	$177,832	$178,570	$166,662	6.7%	7.1%
Global Warehouse margin	29.5%	29.5%	27.8%	169 bps	168 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,512	n/a	4,356	3.6%	n/a
Average physical occupied pallets	4,061	n/a	4,043	0.5%	n/a
Average physical pallet positions	5,435	n/a	5,441	(0.1)%	n/a
Economic occupancy percentage	83.0%	n/a	80.1%	293 bps	n/a
Physical occupancy percentage	74.7%	n/a	74.3%	42 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$61.73	$62.13	$59.73	3.3%	4.0%
Total rent and storage revenue per average physical occupied pallet	$68.57	$69.02	$64.37	6.5%	7.2%
Global Warehouse services metrics:
Throughput pallets	9,370	n/a	10,214	(8.3)%	n/a
Total warehouse services revenue per throughput pallet	$34.59	$34.68	$33.16	4.3%	4.6%

SAME STORE WAREHOUSE
Number of same store warehouses	219		219	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$257,914	$260,225	$245,608	5.0%	6.0%
Warehouse services	308,740	310,129	321,220	(3.9)%	(3.5)%
Total same store revenue	$566,654	$570,354	$566,828	—%	0.6%
Global Warehouse same store contribution (NOI)	$173,099	$174,348	$165,574	4.5%	5.3%
Global Warehouse same store margin	30.5%	30.6%	29.2%	134 bps	136 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,230	n/a	4,131	2.4%	n/a
Average physical occupied pallets	3,816	n/a	3,839	(0.6)%	n/a
Average physical pallet positions	5,036	n/a	5,130	(1.8)%	n/a
Economic occupancy percentage	84.0%	n/a	80.5%	345 bps	n/a
Physical occupancy percentage	75.8%	n/a	74.8%	93 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$60.98	$61.52	$59.45	2.6%	3.5%
Same store rent and storage revenue per average physical occupied pallet	$67.58	$68.19	$63.98	5.6%	6.6%
Global Warehouse same store services metrics:
Throughput pallets	8,798	n/a	9,665	(9.0)%	n/a
Same store warehouse services revenue per throughput pallet	$35.09	$35.25	$33.24	5.6%	6.1%

Financial Supplement	Third Quarter 2023

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	19		21	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$20,594	$20,094	$14,640	n/r	n/r
Warehouse services	15,357	14,845	17,509	n/r	n/r
Total non-same store revenue	$35,951	$34,939	$32,149	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$4,733	$4,222	$1,088	n/r	n/r
Global Warehouse non-same store margin	13.2%	12.1%	3.4%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	282	n/a	226	n/r	n/a
Average physical occupied pallets	245	n/a	204	n/r	n/a
Average physical pallet positions	399	n/a	311	n/r	n/a
Economic occupancy percentage	70.6%	n/a	72.5%	n/r	n/a
Physical occupancy percentage	61.5%	n/a	65.5%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$73.08	$71.31	$64.83	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$83.99	$81.95	$71.83	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	572	n/a	550	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$26.84	$25.95	$31.85	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Third Quarter 2023

	Nine Months Ended September 30,			Change
Dollars in thousands	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	238		240	n/a	n/a
Global Warehouse revenue:
Rent and storage	$825,100	$834,559	$732,356	12.7%	14.0%
Warehouse services	953,727	962,963	971,925	(1.9)%	(0.9)%
Total revenue	$1,778,827	$1,797,522	$1,704,281	4.4%	5.5%
Global Warehouse contribution (NOI)	$525,501	$530,610	$463,905	13.3%	14.4%
Global Warehouse margin	29.5%	29.5%	27.2%	232 bps	230 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,548	n/a	4,245	7.1%	n/a
Average physical occupied pallets	4,146	n/a	3,912	6.0%	n/a
Average physical pallet positions	5,425	n/a	5,437	(0.2)%	n/a
Economic occupancy percentage	83.8%	n/a	78.1%	575 bps	n/a
Physical occupancy percentage	76.4%	n/a	72.0%	447 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$181.41	$183.49	$172.51	5.2%	6.4%
Total rent and storage revenue per average physical occupied pallet	$199.01	$201.29	$187.22	6.3%	7.5%
Global Warehouse services metrics:
Throughput pallets	28,140	n/a	30,128	(6.6)%	n/a
Total warehouse services revenue per throughput pallet	$33.89	$34.22	$32.26	5.1%	6.1%

SAME STORE WAREHOUSE
Number of same store warehouses	219		219	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$769,873	$778,983	$691,118	11.4%	12.7%
Warehouse services	913,832	922,704	922,730	(1.0)%	—%
Total same store revenue	$1,683,705	$1,701,687	$1,613,848	4.3%	5.4%
Global Warehouse same store contribution (NOI)	$523,395	$528,519	$461,213	13.5%	14.6%
Global Warehouse same store margin	31.1%	31.1%	28.6%	251 bps	248 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,286	n/a	4,032	6.3%	n/a
Average physical occupied pallets	3,918	n/a	3,713	5.5%	n/a
Average physical pallet positions	5,074	n/a	5,136	(1.2)%	n/a
Economic occupancy percentage	84.5%	n/a	78.5%	597 bps	n/a
Physical occupancy percentage	77.2%	n/a	72.3%	493 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$179.61	$181.74	$171.41	4.8%	6.0%
Same store rent and storage revenue per average physical occupied pallet	$196.47	$198.80	$186.14	5.6%	6.8%
Global Warehouse same store services metrics:
Throughput pallets	26,543	n/a	28,444	(6.7)%	n/a
Same store warehouse services revenue per throughput pallet	$34.43	$34.76	$32.44	6.1%	7.2%

Financial Supplement	Third Quarter 2023

	Nine Months Ended September 30,			Change
Dollars in thousands	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	19		21	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$55,227	$55,576	$41,239	n/r	n/r
Warehouse services	39,895	40,259	49,194	n/r	n/r
Total non-same store revenue	$95,122	$95,835	$90,433	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$2,106	$2,092	$2,692	n/r	n/r
Global Warehouse non-same store margin	2.2%	2.2%	3.0%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	262	n/a	213	n/r	n/a
Average physical occupied pallets	228	n/a	199	n/r	n/a
Average physical pallet positions	351	n/a	300	n/r	n/a
Economic occupancy percentage	74.6%	n/a	71.0%	n/r	n/a
Physical occupancy percentage	64.9%	n/a	66.2%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$210.92	$212.25	$193.39	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$242.65	$244.18	$207.38	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	1,597	n/a	1,683	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$24.98	$25.21	$29.22	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of September 30, 2023, $550.7 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $521.3 million at the end of the second quarter of 2023 and $379.3 million at the end of the third quarter of 2022. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 50.4% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the third quarter of 2023, economic occupancy for the total warehouse segment was 83.0% and warehouse segment same store pool was 84.0%, representing a 828 basis point and 821 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment increased 293 basis points, and the warehouse segment same store pool increased 345 basis points as compared to the third quarter of 2022. The growth in occupancy reflects our customer service initiatives, paired with customers’ increased food production levels throughout the end of 2022 and 2023.

Financial Supplement	Third Quarter 2023
Real Estate Portfolio
As of September 30, 2023, the Company’s portfolio consists of 243 facilities. The Company ended the third quarter of 2023 with 238 facilities in its Global Warehouse segment portfolio and five facilities in its Third-party managed segment. The same store population consists of 219 facilities for the quarter ended September 30, 2023. The remaining 19 non-same store population consists of: two sites acquired through acquisition, 11 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Balance Sheet Activity and Liquidity
As of September 30, 2023, the Company had total liquidity of approximately $823.8 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.2 billion (inclusive of $234.5 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 93% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 5.7x. The Company’s total debt outstanding includes $2.9 billion of real estate debt, which excludes sale-leaseback and financing lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.5 years and carries a weighted average contractual interest rate of 3.8%. As of September 30, 2023, 89.0% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On September 1, 2023, the Company’s Board of Directors declared a dividend of $0.22 per share for the third quarter of 2023, which was paid on October 13, 2023 to common stockholders of record as of September 30, 2023.

2023 Outlook
The Company is maintaining its annual AFFO per share guidance to be within the range of $1.24 - $1.30. Refer to page 40 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, November 2, 2023 at 5:00 p.m. Eastern Time to discuss its third quarter 2023 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13740732. The telephone replay will be available starting shortly after the call until November 16, 2023.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

Financial Supplement	Third Quarter 2023

About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 243 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue, contribution (NOI), margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production and transportation; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; difficulties in expanding our operations into new markets, including international markets; uncertainties and risks related to public health crises, such as the COVID-19 pandemic; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions, loss of critical and confidential information, an adverse impact on our results and reputation, incurring additional and significant costs to address any malicious attack including costs to remediate and implement proactive, preventative actions against cyber breaches, including those related to the cyber matter which occurred on April 26, 2023; disruption caused by implementation

Financial Supplement	Third Quarter 2023
of the new ERP system, potential cost overruns, timing and control risks and failure to recognize anticipated cost savings and increased productivity from the implementation of the new ERP system; defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation, including in the international markets; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including as a result of our lack of control over such investments, financial condition of JV partners, disputes with JV partners, regulatory risks, brand recognition risks and the failure of such entities to perform in accordance with projections; risks related to natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our stockholders to replace our directors and affect the price of our common stock; the potential dilutive effect of our common stock offerings; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this press release include those regarding our 2023 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2023

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Fully diluted common stock outstanding at quarter end(1)	285,869	272,479	272,522	271,702	271,748
Common stock share price at quarter end	$30.41	$32.30	$28.45	$28.31	$24.60
Market value of common equity	$8,693,276	$8,801,072	$7,753,251	$7,691,884	$6,685,001

Gross debt (2)	$3,165,843	$3,568,567	$3,450,715	$3,331,027	$3,230,012
Less: cash and cash equivalents	53,831	48,873	47,222	53,063	45,693
Net debt	$3,112,012	$3,519,694	$3,403,493	$3,277,964	$3,184,319

Total enterprise value	$11,805,288	$12,320,766	$11,156,744	$10,969,848	$9,869,320
Net debt / total enterprise value	26.4%	28.6%	30.5%	29.9%	32.3%
Net debt to pro forma Core EBITDA(2)	5.68x	6.59x	6.54x	6.61x	6.49x

	Three Months Ended
Selected Operational Data:	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Warehouse segment revenue	$602,605	$581,170	$595,052	$598,690	$598,977
Total revenue	667,939	649,610	676,489	721,504	757,780
Operating income	33,000	20,667	32,349	33,044	23,170
Net (loss) income from continuing operations	(2,299)	(96,527)	(190)	4,917	(7,453)
Net (loss) income	(2,096)	(104,802)	(2,571)	2,955	(8,937)
Total warehouse segment contribution (NOI) (3)	177,832	172,842	174,827	172,327	166,662
Total segment contribution (NOI) (3)	189,120	184,051	187,566	188,226	181,158

Selected Other Data:
Core EBITDA (4)	$144,047	$134,687	$133,076	$136,822	$131,856
Core funds from operations (1)	69,587	62,497	60,846	70,168	67,090
Adjusted funds from operations (1)	88,162	75,557	79,889	78,219	79,332

Net (loss) income per share - basic	$(0.01)	$(0.39)	$(0.01)	$0.01	$(0.03)
Net (loss) income per share - diluted	$(0.01)	$(0.39)	$(0.01)	$0.01	$(0.03)
Core FFO per diluted share (4)	$0.25	$0.23	$0.22	$0.26	$0.25
AFFO per diluted share (4)	$0.32	$0.28	$0.29	$0.29	$0.29
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	68.8%	78.6%	75.9%	75.9%	75.9%

Portfolio Statistics:
Total global warehouses	243	242	243	242	249
Average economic occupancy	83.0%	84.4%	84.0%	83.8%	80.1%
Average physical occupancy	74.7%	77.2%	77.3%	78.1%	74.3%
Total global same-store warehouses	219	220	221	208	212

Financial Supplement	Third Quarter 2023

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	09/30/2023	12/31/2022
Total debt	$3,154,670	$3,317,983
Deferred financing costs	11,173	13,044
Gross debt	$3,165,843	$3,331,027
Adjustments:
Less: cash, cash equivalents and restricted cash	53,831	53,063
Net debt	$3,112,012	$3,277,964
Core EBITDA - last twelve months	$548,632	$499,766
Net Core EBITDA from acquisitions, dispositions and lease exits (a)	(1,018)	(3,588)
Pro forma Core EBITDA - last twelve months	$547,614	$496,178
Net debt to pro forma Core EBITDA	5.68x	6.61x
(a) As of September 30, 2023, amount includes the reduction for the strategic exit of certain third-party managed EBITDA, the loss of EBITDA from the sale of the Cherokee facility, and the Montreal facility, partially offset by the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Warehouse segment contribution (NOI)	$177,832	$172,842	$174,827	$172,327	$166,662
Transportation segment contribution (NOI)	9,659	9,809	11,660	14,452	10,836
Third-party managed segment contribution (NOI)	1,629	1,400	1,079	1,447	3,660
Total segment contribution (NOI)	$189,120	$184,051	$187,566	$188,226	$181,158
Depreciation and amortization	(89,728)	(84,892)	(85,024)	(82,467)	(83,669)
Selling, general and administrative	(52,383)	(53,785)	(62,855)	(60,073)	(57,119)
Acquisition, cyber incident and other, net	(13,931)	(27,235)	(7,147)	(11,899)	(4,874)
(Loss) gain from sale of real estate	(78)	2,528	(191)	21	(5,710)
Impairment of indefinite and long-lived assets	—	—	—	(764)	(6,616)
U.S. GAAP operating income	$33,000	$20,667	$32,349	$33,044	$23,170

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, and Core EBITDA” pages 19-21

(5) Distributions per common share	Three Months Ended
	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Distributions declared on common stock during the quarter	$62,868	$59,921	$59,932	$59,751	$59,763
Common stock outstanding at quarter end	283,517	270,186	270,096	269,815	269,396
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	Third Quarter 2023

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	September 30, 2023	December 31, 2022
Assets
Property, buildings and equipment:
Land	$794,776	$786,975
Buildings and improvements	4,390,940	4,245,607
Machinery and equipment	1,501,899	1,407,874
Assets under construction	452,557	526,811
	7,140,172	6,967,267
Accumulated depreciation	(2,107,133)	(1,901,450)
Property, buildings and equipment – net	5,033,039	5,065,817

Operating lease right-of-use assets	342,031	352,553
Accumulated depreciation – operating leases	(88,851)	(76,334)
Operating leases – net	253,180	276,219
Financing leases:
Buildings and improvements	13,548	13,546
Machinery and equipment	137,038	127,009
	150,586	140,555
Accumulated depreciation – financing leases	(71,121)	(57,626)
Financing leases – net	79,465	82,929

Cash, cash equivalents and restricted cash	53,831	53,063
Accounts receivable – net of allowance of $18,470 and $15,951 at September 30, 2023 and December 31, 2022, respectively	424,540	430,042
Identifiable intangible assets – net	897,238	925,223
Goodwill	1,022,989	1,033,637
Investments in partially owned entities and other	36,249	78,926
Other assets	213,188	158,705
Total assets	$8,013,719	$8,104,561

Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$359,201	$500,052
Accounts payable and accrued expenses	501,662	557,540
Senior unsecured notes and term loans – net of deferred financing costs of $11,173 and $13,044, in the aggregate, at September 30, 2023 and December 31, 2022, respectively	2,560,927	2,569,281
Sale-leaseback financing obligations	164,372	171,089
Financing lease obligations	70,170	77,561
Operating lease obligations	245,034	264,634
Unearned revenue	29,865	32,046
Pension and postretirement benefits	2,398	1,531
Deferred tax liability – net	125,890	135,098
Multi-employer pension plan withdrawal liability	7,550	7,851
Total liabilities	4,067,069	4,316,683

Equity
Stockholders’ equity:
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 283,517,013 and 269,814,956 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	2,835	2,698
Paid-in capital	5,622,152	5,191,969
Accumulated deficit and distributions in excess of net earnings	(1,706,591)	(1,415,198)
Accumulated other comprehensive loss	11,459	(6,050)
Total stockholders’ equity	3,929,855	3,773,419
Noncontrolling interests:
Noncontrolling interests in Operating Partnership	16,795	14,459
Total equity	3,946,650	3,787,878

Total liabilities and equity	$8,013,719	$8,104,561

Financial Supplement	Third Quarter 2023

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rent, storage and warehouse services	$602,605	$598,977	$1,778,827	$1,704,281
Transportation services	55,642	76,367	181,792	237,168
Third-party managed services	9,692	82,436	33,419	251,782
Total revenues	667,939	757,780	1,994,038	2,193,231
Operating expenses:
Rent, storage and warehouse services cost of operations	424,773	432,315	1,253,326	1,240,376
Transportation services cost of operations	45,983	65,531	150,664	204,218
Third-party managed services cost of operations	8,063	78,776	29,311	240,900
Depreciation and amortization	89,728	83,669	259,644	248,979
Selling, general and administrative	52,383	57,119	169,023	170,994
Acquisition, cyber incident and other, net	13,931	4,874	48,313	20,612
Impairment of indefinite and long-lived assets	—	6,616	—	6,616
Loss (gain) from sale of real estate	78	5,710	(2,259)	5,710
Total operating expenses	634,939	734,610	1,908,022	2,138,405

Operating income	33,000	23,170	86,016	54,826

Other (expense) income:
Interest expense	(35,572)	(30,402)	(106,426)	(82,720)
Loss on debt extinguishment, modifications and termination of derivative instruments	(683)	(1,040)	(1,855)	(2,284)
(Loss) gain from investments in partially owned entities	(259)	44	(1,616)	(779)
Impairment of related party loan receivable	—	—	(21,972)	—
Loss on put option	—	—	(56,576)	—
Other, net	723	(2,593)	1,741	(1,197)
Loss from continuing operations before income taxes	(3,514)	(8,228)	(102,429)	(30,957)

Income tax (expense) benefit:
Current	(1,981)	(1,006)	(5,881)	(3,004)
Deferred	2,473	4,374	7,553	19,149
Total income tax benefit	492	3,368	1,672	16,145

Net (loss) income:
Loss from continuing operations	(3,022)	(4,860)	(100,757)	(14,812)
Gain (loss) from discontinued operations, net of tax	203	(1,484)	(10,453)	(6,420)
Net loss	$(2,819)	$(6,344)	$(111,210)	$(21,232)
Net loss attributable to noncontrolling interests	(8)	(25)	(95)	(45)
Net loss attributable to Americold Realty Trust, Inc.	$(2,811)	$(6,319)	$(111,115)	$(21,187)

Weighted average common stock outstanding – basic	278,137	269,586	273,217	269,467
Weighted average common stock outstanding – diluted	278,137	269,586	273,217	269,467

Net loss per common share from continuing operations - basic	$(0.01)	$(0.03)	$(0.36)	$(0.06)
Net loss per common share from discontinued operations - basic	$—	$—	$(0.04)	$(0.02)
Basic loss per share(1)	$(0.01)	$(0.03)	$(0.40)	$(0.08)

Net loss per common share from continuing operations - diluted	$(0.01)	$(0.03)	$(0.36)	$(0.06)
Net loss per common share from discontinued operations - diluted	$—	$—	$(0.04)	$(0.02)
Diluted loss per share(1)	$(0.01)	$(0.03)	$(0.40)	$(0.08)

Financial Supplement	Third Quarter 2023

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts)
	Three Months Ended					YTD
	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	2023
Net (loss) income	$(2,096)	$(104,802)	$(2,571)	$2,955	$(8,937)	$(109,469)
Adjustments:
Real estate related depreciation	56,373	54,740	54,541	53,094	53,139	165,654
Loss (gain) on sale of real estate	78	(2,528)	191	(21)	5,710	(2,259)
Net (gain) loss on asset disposals	(25)	—	—	175	893	(25)
Impairment charges on real estate assets	—	—	—	—	3,407	—
Our share of reconciling items related to partially owned entities	290	232	903	1,209	822	1,425
NAREIT FFO(b)	$54,620	$(52,358)	$53,064	$57,412	$55,034	$55,326
Adjustments:
Net (gain) loss on sale of non-real estate assets	(296)	289	420	2,274	310	413
Acquisition, cyber incident and other, net	13,931	27,235	7,147	11,899	4,874	48,313
Goodwill impairment	—	—	—	—	3,209	—
Loss on debt extinguishment, modifications and termination of derivative instruments	683	627	545	933	1,040	1,855
Foreign currency exchange loss (gain)	705	212	(458)	(2,477)	2,487	459
Our share of reconciling items related to partially owned entities	147	(27)	128	127	136	248
(Loss) gain from discontinued operations, net of tax	(203)	8,275	—	—	—	8,072
Impairment of related party loan receivable	—	21,972	—	—	—	21,972
Loss on put option	—	56,576	—	—	—	56,576
Gain on sale of LATAM JV	—	(304)	—	—	—	(304)
Core FFO(b)	$69,587	$62,497	$60,846	$70,168	$67,090	$192,930
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,286	1,279	1,240	1,305	1,222	3,805
Amortization of below/above market leases	369	375	402	534	540	1,146
Non-real estate asset impairment	—	—	—	764	—	—
Straight-line net rent	544	361	(491)	333	133	414
Deferred income tax benefit	(2,473)	(1,459)	(3,621)	(3,412)	(4,374)	(7,553)
Share-based compensation expense	6,203	4,639	6,970	5,036	6,720	17,812
Non-real estate depreciation and amortization	33,355	30,152	30,483	29,373	30,530	93,990
Maintenance capital expenditures	(20,907)	(22,590)	(16,244)	(26,701)	(22,586)	(59,741)
Our share of reconciling items related to partially owned entities	198	303	304	819	57	805
Adjusted FFO(b)	$88,162	$75,557	$79,889	$78,219	$79,332	243,608

Financial Supplement	Third Quarter 2023

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts)
	Three Months Ended					YTD
	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	2023

NAREIT Funds from operations(b)	$54,620	$(52,358)	$53,064	$57,412	$55,034	$55,326
Core FFO(b)	$69,587	$62,497	$60,846	$70,168	$67,090	$192,930
Adjusted FFO(b)	$88,162	$75,557	$79,889	$78,219	$79,332	$243,608

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	278,137	270,462	270,230	269,826	269,586	273,217
Dilutive stock options and unvested restricted stock units	519	695	778	944	1,105	388
Weighted average dilutive shares	278,656	271,157	271,008	270,770	270,691	273,605

NAREIT FFO - basic per share(b)	$0.20	$(0.19)	$0.20	$0.21	$0.20	$0.20
NAREIT FFO - diluted per share(b)	$0.20	$(0.19)	$0.20	$0.21	$0.20	$0.20

Core FFO - basic per share (b)	$0.25	$0.23	$0.23	$0.26	$0.25	$0.71
Core FFO - diluted per share(b)	$0.25	$0.23	$0.22	$0.26	$0.25	$0.71

Adjusted FFO - basic per share (b)	$0.32	$0.28	$0.30	$0.29	$0.29	$0.89
Adjusted FFO - diluted per share(b)	$0.32	$0.28	$0.29	$0.29	$0.29	$0.89
(a)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)During the three months ended June 30, 2023, management excluded losses from discontinued operations from Core FFO applicable to common stockholders, and Adjusted FFO applicable to common stockholders and included certain losses from discontinued operations for NAREIT FFO and all of the related per share amounts for Core, NAREIT, and Adjusted FFO. For purposes of comparability using this same approach, the following adjusted historical results recasted are as follows:

	Three Months Ended - Recasted			YTD Recasted
(In thousands except per share amounts)	Q1 23	Q4 22	Q3 22	2023
NAREIT FFO	$52,432	$56,457	$54,466	$54,694
Core FFO	$62,547	$71,157	$68,004	$194,631
Adjusted FFO applicable to common shareholders	$81,506	$78,717	$80,207	$245,225

NAREIT FFO - basic per share	$0.19	$0.21	$0.20	$0.20
NAREIT FFO - diluted per share	$0.19	$0.21	$0.20	$0.20

Core FFO - basic per share	$0.23	$0.26	$0.25	$0.71
Core FFO - diluted per share	$0.23	$0.26	$0.25	$0.71

Adjusted FFO - basic per share	$0.30	$0.29	$0.30	$0.90
Adjusted FFO - diluted per share	$0.30	$0.29	$0.30	$0.90

Financial Supplement	Third Quarter 2023

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	Q3 23
Net (loss) income	$(2,096)	$(104,802)	$(2,571)	$2,955	$(8,937)	$(106,514)
Adjustments:
Depreciation and amortization	89,728	84,892	85,024	82,467	83,669	342,111
Interest expense	35,572	36,431	34,423	33,407	30,402	139,833
Income tax (benefit) expense	(492)	464	(1,644)	(2,691)	(3,368)	(4,363)
EBITDA	$122,712	$16,985	$115,232	$116,138	$101,766	$371,067
Adjustments:
Loss (gain) on sale of real estate	78	(2,528)	191	(21)	5,710	(2,280)
Adjustment to reflect share of EBITDAre of partially owned entities	1,495	3,085	2,883	5,019	3,383	12,482
NAREIT EBITDAre(a)	$124,285	$17,542	$118,306	$121,136	$110,859	$381,269
Adjustments:
Acquisition, cyber incident and other, net	13,931	27,235	7,147	11,899	4,874	60,212
Loss from investments in partially owned entities	259	709	3,029	2,101	1,440	6,098
Impairment of indefinite and long-lived assets	—	—	—	764	6,616	764
Foreign currency exchange loss (gain)	705	212	(458)	(2,477)	2,487	(2,018)
Share-based compensation expense	6,203	4,639	6,970	5,036	6,720	22,848
Loss on debt extinguishment, modifications and termination of derivative instruments	683	627	545	933	1,040	2,788
(Loss) gain on real estate and other asset disposals	(321)	289	420	2,449	1,203	2,837
Reduction in EBITDAre from partially owned entities	(1,495)	(3,085)	(2,883)	(5,019)	(3,383)	(12,482)
Gain from sale of partially owned entities	—	(304)	—	—	—	(304)
(Loss) gain from discontinued operations, net of tax	(203)	8,275	—	—	—	8,072
Impairment of related party loan receivable	—	21,972	—	—	—	21,972
Loss on put option	—	56,576	—	—	—	56,576
Core EBITDA	$144,047	$134,687	$133,076	$136,822	$131,856	548,632
(a)During the three months ended June 30, 2023, management included certain losses from discontinued operations in NAREIT EBITDAre. For purposes of comparability using this same approach, the following adjusted historical results recasted are as follows:

	Three Months Ended - Recasted			Trailing Twelve Months Ended - Recasted
(In thousands)	Q1 23	Q4 22	Q3 22	Q3 2023
NAREIT EBITDAre	$116,872	$117,602	$108,487	$376,301

Financial Supplement	Third Quarter 2023

Acquisition, cyber incident and other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

In addition to the costs recorded to Acquisition, Cyber Incident and Other disclosed in the table below, the Company has invested $31.2 million since the inception of Project Orion which is included in “Other Assets” on the condensed consolidated balance sheets.

	Three Months Ended September 30,		Nine Months Ended September 30,
Acquisition, cyber incident and other, net	2023	2022	2023	2022
Acquisition and integration related costs	$648	$5,808	$4,837	$15,879
Project Orion expenses	3,215	—	7,703	—
Litigation	(100)	(2,200)	399	179
Severance costs	3,263	1,586	9,471	5,060
Terminated site operations costs	—	(328)	—	439
Cyber incident related costs, net of insurance recoveries	5,405	8	24,403	(785)
Other, net	1,500	—	1,500	(160)
Total acquisition, cyber incident and other, net	$13,931	$4,874	$48,313	$20,612

Financial Supplement	Third Quarter 2023

Debt Detail and Maturities
(In thousands)
	As of September 30, 2023
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$35M(5)	25,778	CDOR+0.84%	6.88%	08/2027
Senior Unsecured Revolving Credit Facility - £78M(5)	95,152	SONIA+0.84%	6.72%	08/2027
Senior Unsecured Revolving Credit Facility - USD(5)	47,000	SOFR + 0.84%	6.91%	08/2027
Senior Unsecured Revolving Credit Facility - A$189M(5)	121,622	BBSW+0.84%	5.61%	08/2027
Senior Unsecured Revolving Credit Facility - €59M(5)	61,852	EURIBOR+0.84%	5.36%	08/2027
Senior Unsecured Revolving Credit Facility - NZD$13M(5)	7,797	BKBM+0.84%	7.18%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD	375,000	SOFR + 0.94%	4.90%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	184,125	CDOR+0.94%	4.78%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.94%	4.27%	01/2028
Series A notes - USD	200,000	4.68%	4.77%	01/2026
Series B notes - USD	400,000	4.86%	4.92%	01/2029
Series C notes - USD	350,000	4.10%	4.15%	01/2030
Series D notes - €400M	422,920	1.62%	1.67%	01/2031
Series E notes - €350M	370,055	1.65%	1.70%	01/2033
Total Unsecured Real Estate Debt	2,931,301	3.84%	4.02%	5.5 years

Sale-leaseback financing obligations	164,372	10.99%
Financing lease obligations	70,170	3.53%
Total Debt Outstanding	$3,165,843	4.20%

Less: unamortized deferred financing costs	(11,173)
Total Book Value of Debt	$3,154,670

Rate Type		% of Total
Fixed	$2,806,643	89%
Variable-unhedged	359,201	11%
Total Debt Outstanding	$3,165,843	100%

Debt Type		% of Total
Unsecured	$2,931,301	93%
Secured	234,543	7%
Total Debt Outstanding	$3,165,843	100%
(1)Interest rates as of September 30, 2023. At September 30, 2023, the Adjusted SOFR rate on our Senior Unsecured Revolving Credit Facility was 5.30%, the one-month CDOR rate was 5.38%, the one-month EURIBOR rate was 3.86%, the one-month SONIA rate was 5.18%, the one-month BBSW rate was 4.11%, the one-month BKBM rate was 5.67%. The entirety of our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.61%. SOFR includes an adjustment of 0.10%, in addition to the margin. SONIA includes an adjustment of 0.03% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)The Senior Unsecured Revolving Credit maturity assumes two six-month extension options. The borrowing capacity as of September 30, 2023 is $1.15 billion less $20.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.

Financial Supplement	Third Quarter 2023

Operations Overview

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Segment revenues:
Warehouse	$602,605	$598,977	$1,778,827	$1,704,281
Transportation	55,642	76,367	181,792	237,168
Third-party managed	9,692	82,436	33,419	251,782
Total revenues	667,939	757,780	1,994,038	2,193,231

Segment contribution:
Warehouse	177,832	166,662	525,501	463,905
Transportation	9,659	10,836	31,128	32,950
Third-party managed	1,629	3,660	4,108	10,882
Total segment contribution	189,120	181,158	560,737	507,737

Reconciling items:
Depreciation and amortization	(89,728)	(83,669)	(259,644)	(248,979)
Selling, general and administrative	(52,383)	(57,119)	(169,023)	(170,994)
Acquisition, cyber incident and other, net	(13,931)	(4,874)	(48,313)	(20,612)
(Loss) gain from sale of real estate	(78)	(5,710)	2,259	(5,710)
Interest expense	(35,572)	(30,402)	(106,426)	(82,720)
Loss on debt extinguishment, modifications and termination of derivative instruments	(683)	(1,040)	(1,855)	(2,284)
Other, net	723	(2,593)	1,741	(1,197)
(Loss) gain from investments in partially owned entities	(259)	44	(1,616)	(779)
Impairment of related party receivable	—	—	(21,972)	—
Loss on put option	—	—	(56,576)	—
Loss from continuing operations before income taxes	$(2,791)	$(10,821)	$(100,688)	$(32,154)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	Third Quarter 2023

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of September 30, 2023, we had entered into contracts featuring fixed storage commitments or leases with 266 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Third Quarter 2023
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	51	359.8	24%	1,168	87%	74%	$473.3	$143.5	1,158
Southeast	49	326.0	22%	968	84%	78%	341.8	73.8	738
Central	41	268.2	18%	1,087	84%	77%	323.9	112.9	749
West	45	273.7	19%	1,164	78%	72%	297.8	101.3	656
Canada	5	32.6	2%	121	93%	90%	34.2	12.4	90
North America Total	191	1,260.3	86%	4,508	83%	75%	$1,471.0	$443.9	2,480
Netherlands	7	36.7	2%	112	84%	84%	39.1	7.6	377
United Kingdom	6	40.1	3%	244	90%	86%	39.6	16.1	187
Spain	4	15.2	1%	77	67%	67%	17.4	4.5	289
Portugal	4	11.5	1%	58	66%	66%	9.1	2.2	190
Ireland	3	9.5	1%	59	78%	70%	15.1	3.4	147
Austria	1	4.2	—%	44	77%	77%	17.8	5.6	143
Poland	2	3.5	—%	14	94%	94%	4.7	0.9	74
Europe Total	27	120.7	8%	610	82%	79%	$142.8	$40.3	1,317
Australia	11	60.0	4%	201	95%	85%	127.1	28.6	123
New Zealand	7	20.4	1%	86	95%	87%	28.5	9.9	71
Asia-Pacific Total	18	80.4	5%	288	95%	86%	$155.6	$38.5	189
Argentina	2	9.7	1%	23	82%	82%	9.4	2.8	53
South America Total	2	9.7	1%	23	82%	82%	$9.4	$2.8	53
Warehouse Segment Total / Average	238	1,471.1	100%	5,428	86%	76%	$1,778.8	$525.5	4,020
Third-Party Managed Portfolio
North America	4	20.2	100%	—	—	—	$16.4	$1.0	4
Asia-Pacific	1	—	—%	—	—	—	17.0	3.1	1
Third-Party Managed Total / Average	5	20.2	100%	—	—	—	$33.4	$4.1	5
Portfolio Total / Average	243	1,491.3	100%	5,428	84%	76%	$1,812.2	$529.6	4,020
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Nine months ended September 30, 2023.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, cyber incident and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of September 30, 2023, we owned 154 of our North American warehouses and 40 of our international warehouses, and we leased 37 of our North American warehouses and seven of our international warehouses. As of September 30, 2023, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Third Quarter 2023

Warehouse Segment Cubic Feet by Warehouse Type
(At September 30, 2023)

Facility Leased: 2%
Public Warehouse: 28%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended September 30, 2023)

Fresh Produce: 2%
Pork: 5%
Frozen Produce: 4%
Potatoes: 7%
Bakery: 4%
Beef: 6%
Dairy: 8%
Distributors (3): 2%
Other: 6%
Seafood: 2%
Beverage: 1%
Poultry: 14%
Retail (1): 19%
Packaged Foods (2): 17%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended September 30, 2023)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 50%
Production Advantaged: 24%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended September 30, 2023)

Facility Leased: 1%
Public Warehouse: 29%
Distribution: 41%
Production Advantaged: 30%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: September 30, 2023 LTM Revenue and NOI pro forma 2022 acquisitions.
September 30, 2023 warehouse segment cubic feet includes all 2022 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Third Quarter 2023

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of September 30, 2023. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the nine months ended September 30, 2023	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the nine months ended September 30, 2023(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	110	$89,061	8.2%	$174,587	$89,061
2023	75	49,204	4.5%	109,399	49,204
2024	156	131,248	12.0%	288,176	131,224
2025	59	76,607	7.0%	138,153	78,932
2026	44	91,916	8.4%	173,788	99,254
2027	21	18,627	1.7%	91,865	21,614
2028	12	10,500	1.0%	17,332	11,498
2029+	19	83,497	7.6%	163,413	88,908
Total	496	$550,660	50.4%	$1,156,713	$569,695
____________________
Note: September 30, 2023 LTM total revenue and rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of September 30, 2023, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended September 30, 2023, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of September 30, 2023 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Third Quarter 2023

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of September 30, 2023. These leases had a weighted average remaining term of 42 months as of September 30, 2023.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the nine months ended September 30, 2023		Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	1	$206	—%		25	0.8%	$206
2023	15	3,612	0.3%		193	6.0%	3,612
2024	28	6,957	0.6%		820	25.6%	7,635
2025	15	8,777	0.8%		534	16.7%	8,973
2026	9	5,413	0.5%		445	13.9%	5,759
2027	6	5,249	0.5%		342	10.7%	7,057
2028	7	6,058	0.6%		576	18.0%	6,653
2029+	5	3,530	0.3%		267	8.3%	5,439
Total	86	39,802	3.6%	—	3,202	100%	45,334
____________________
Note: September 30, 2023 LTM rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of September 30, 2023, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Third Quarter 2023

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$18,041	$18,426	$53,370	$50,115
Personal property	692	1,357	2,384	3,788
Information technology	2,174	2,803	3,987	4,907
Maintenance capital expenditures(1)	$20,907	$22,586	$59,741	$58,810

Maintenance capital expenditures per cubic foot	$0.014	$0.015	$0.040	$0.040
(1) Excludes a nominal amount and $3.3 million of deferred acquisition maintenance capital expenditures incurred for the three months ended September 30, 2023 and 2022, respectively. Excludes $0.6 million and $14.3 million of deferred acquisition maintenance capital expenditures incurred for the nine months ended September 30, 2023 and 2022, respectively.

Repair and Maintenance Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$12,452	$10,323	$33,558	$29,454
Personal property	17,987	14,264	55,048	42,519
Repair and maintenance expenses	$30,439	$24,587	$88,606	$71,973

Repair and maintenance expenses per cubic foot	$0.020	$0.017	$0.059	$0.049

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Business combinations	$5,909	$16,040	$40,743	$15,228
Asset acquisitions	23,496	7,705	43,577	14,581
Expansion and development initiatives(2)	31,438	32,300	79,728	144,467
Information technology	3,018	1,637	6,352	3,398
Growth and expansion capital expenditures	$63,861	$57,682	$170,400	$177,674
(2)We capitalized interest of $3.1 million and $3.0 million for the three months ended September 30, 2023 and 2022, respectively. During the nine months ended September 30, 2023 and 2022, respectively, we capitalized interest of $10.2 million and $8.8 million. During the three months ended September 30, 2023 and 2022, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $5.8 million and $1.3 million, respectively, and during the nine months ended September 30, 2023 and 2022, we capitalized $9.3 million and $4.2 million, respectively.

Financial Supplement	Third Quarter 2023

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended September 30, 2023 and 2022.

	Three Months Ended September 30,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$278,508	$280,319	$260,248	7.0%	7.7%
Warehouse services	324,097	324,974	338,729	(4.3)%	(4.1)%
Total warehouse segment revenue	$602,605	$605,293	$598,977	0.6%	1.1%

Power	41,711	41,867	48,593	(14.2)%	(13.8)%
Other facilities costs (2)	61,603	61,983	58,792	4.8%	5.4%
Labor	258,609	260,003	256,811	0.7%	1.2%
Other services costs (3)	62,850	62,870	68,119	(7.7)%	(7.7)%
Total warehouse segment cost of operations	$424,773	$426,723	$432,315	(1.7)%	(1.3)%
Warehouse segment contribution (NOI)	$177,832	$178,570	$166,662	6.7%	7.1%

Warehouse rent and storage contribution (NOI) (4)	$175,194	$176,469	$152,863	14.6%	15.4%
Warehouse services contribution (NOI) (5)	$2,638	$2,101	$13,799	(80.9)%	(84.8)%

Total warehouse segment margin	29.5%	29.5%	27.8%	169 bps	168 bps
Rent and storage margin(6)	62.9%	63.0%	58.7%	417 bps	422 bps
Warehouse services margin(7)	0.8%	0.6%	4.1%	-326 bps	-343 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $9.3 million and $10.5 million for the third quarter 2023 and 2022, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.9 million and $3.6 million for the third quarter of 2023 and 2022, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2023

The following table presents the operating results of our warehouse segment for the nine months ended ended September 30, 2023 and 2022.

	Nine Months Ended September 30,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$825,100	$834,559	$732,356	12.7%	14.0%
Warehouse services	953,727	962,963	971,925	(1.9)%	(0.9)%
Total warehouse segment revenues	1,778,827	1,797,522	1,704,281	4.4%	5.5%

Power	113,751	115,447	117,698	(3.4)%	(1.9)%
Other facilities costs (2)	183,576	185,588	173,039	6.1%	7.3%
Labor	770,952	779,399	751,682	2.6%	3.7%
Other services costs (3)	185,047	186,478	197,957	(6.5)%	(5.8)%
Total warehouse segment cost of operations	$1,253,326	$1,266,912	$1,240,376	1.0%	2.1%

Warehouse segment contribution (NOI)	$525,501	$530,610	$463,905	13.3%	14.4%
Warehouse rent and storage contribution (NOI) (4)	$527,773	$533,524	$441,619	19.5%	20.8%
Warehouse services contribution (NOI) (5)	$(2,272)	$(2,914)	$22,286	(110.2)%	(113.1)%

Total warehouse segment margin	29.5%	29.5%	27.2%	232 bps	230 bps
Rent and storage margin(6)	64.0%	63.9%	60.3%	366 bps	363 bps
Warehouse services margin(7)	(0.2)%	(0.3)%	2.3%	-253 bps	-260 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $28.2 million and $31.8 million, on an actual basis, for the Three and Nine September 30, 2023 and 2022, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $11.0 million and $9.2 million, on an actual basis, for the Three and Nine September 30, 2023 and 2022, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2023

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2023 and 2022.

	Three Months Ended September 30,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
Number of same store warehouses	219		219	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$257,914	$260,225	$245,608	5.0%	6.0%
Warehouse services	308,740	310,129	321,220	(3.9)%	(3.5)%
Total same store revenues	$566,654	$570,354	$566,828	—%	0.6%
Same store cost of operations:
Power	37,340	37,678	44,153	(15.4)%	(14.7)%
Other facilities costs	56,066	56,525	53,177	5.4%	6.3%
Labor	242,791	244,403	240,656	0.9%	1.6%
Other services costs	57,358	57,400	63,268	(9.3)%	(9.3)%
Total same store cost of operations	$393,555	$396,006	$401,254	(1.9)%	(1.3)%

Same store contribution (NOI)	$173,099	$174,348	$165,574	4.5%	5.3%
Same store rent and storage contribution (NOI)(2)	$164,508	$166,022	$148,278	10.9%	12.0%
Same store services contribution (NOI)(3)	$8,591	$8,326	$17,296	(50.3)%	(51.9)%

Total same store margin	30.5%	30.6%	29.2%	134 bps	136 bps
Same store rent and storage margin(4)	63.8%	63.8%	60.4%	341 bps	343 bps
Same store services margin(5)	2.8%	2.7%	5.4%	-260 bps	-270 bps

Number of non-same store warehouses(6)	19		21	n/a	n/a
Non-same store revenues:
Rent and storage	$20,594	$20,094	$14,640	n/r	n/r
Warehouse services	15,357	14,845	17,509	n/r	n/r
Total non-same store revenues	$35,951	$34,939	$32,149	n/r	n/r
Non-same store cost of operations:
Power	4,371	4,189	4,440	n/r	n/r
Other facilities costs	5,537	5,458	5,615	n/r	n/r
Labor	15,818	15,600	16,155	n/r	n/r
Other services costs	5,492	5,470	4,851	n/r	n/r
Total non-same store cost of operations	$31,218	$30,717	$31,061	n/r	n/r

Non-same store contribution (NOI)	$4,733	$4,222	$1,088	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$10,686	$10,447	$4,585	n/r	n/r
Non-same store services contribution (NOI)(3)	$(5,953)	$(6,225)	$(3,497)	n/r	n/r

Total warehouse segment revenues	$602,605	$605,293	$598,977	0.6%	1.1%
Total warehouse cost of operations	$424,773	$426,723	$432,315	(1.7)%	(1.3)%
Total warehouse segment contribution (NOI)	$177,832	$178,570	$166,662	6.7%	7.1%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
The non-same store facility count of 19 consists of: two sites acquired through acquisition, 11 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Third Quarter 2023

The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the nine months ended September 30, 2023 and 2022.

	Nine Months Ended September 30,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
Number of same store warehouses	219		219	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$769,873	$778,983	$691,118	11.4%	12.7%
Warehouse services	913,832	922,704	922,730	(1.0)%	—%
Total same store revenues	1,683,705	1,701,687	1,613,848	4.3%	5.4%
Same store cost of operations:
Power	102,896	104,617	106,607	(3.5)%	(1.9)%
Other facilities costs	167,584	169,486	155,737	7.6%	8.8%
Labor	721,598	729,502	706,007	2.2%	3.3%
Other services costs	168,232	169,563	184,284	(8.7)%	(8.0)%
Total same store cost of operations	$1,160,310	$1,173,168	$1,152,635	0.7%	1.8%

Same store contribution (NOI)	$523,395	$528,519	$461,213	13.5%	14.6%
Same store rent and storage contribution (NOI)(2)	$499,393	$504,880	$428,774	16.5%	17.7%
Same store services contribution (NOI)(3)	$24,002	$23,639	$32,439	(26.0)%	(27.1)%

Total same store margin	31.1%	31.1%	28.6%	251 bps	248 bps
Same store rent and storage margin(4)	64.9%	64.8%	62.0%	283 bps	277 bps
Same store services margin(5)	2.6%	2.6%	3.5%	-89 bps	-95 bps

Number of non-same store warehouses(6)	19		21	n/a	n/a
Non-same store revenues:
Rent and storage	$55,227	$55,576	$41,239	n/r	n/r
Warehouse services	39,895	40,259	49,194	n/r	n/r
Total non-same store revenues	95,122	95,835	90,433	n/r	n/r
Non-same store cost of operations:
Power	10,856	10,830	11,092	n/r	n/r
Other facilities costs	15,992	16,101	17,302	n/r	n/r
Labor	49,354	49,897	45,676	n/r	n/r
Other services costs	16,814	16,915	13,671	n/r	n/r
Total non-same store cost of operations	$93,016	$93,743	$87,741	n/r	n/r

Non-same store contribution (NOI)	$2,106	$2,092	$2,692	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$28,379	$28,645	$12,845	n/r	n/r
Non-same store services contribution (NOI)(3)	$(26,273)	$(26,553)	$(10,153)	n/r	n/r

Total warehouse segment revenues	$1,778,827	$1,797,522	$1,704,281	4.4%	5.5%
Total warehouse cost of operations	$1,253,326	$1,266,912	$1,240,376	1.0%	2.1%
Total warehouse segment contribution (NOI)	$525,501	$530,610	$463,905	13.3%	14.4%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
The non-same store facility count of 19 consists of: two sites acquired through acquisition, 11 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Third Quarter 2023

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended September 30, 2023 and 2022.

	Three Months Ended September 30,		Change
Units in thousands except per pallet and site data	2023	2022
Number of same store warehouses	219	219	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,230	4,131	2.4%
Economic occupancy percentage	84.0%	80.5%	345 bps
Same store rent and storage revenues per average economic occupied pallet	$60.98	$59.45	2.6%
Constant currency same store rent and storage revenue per average economic occupied pallet	$61.52	$59.45	3.5%

Physical occupancy(2)
Average physical occupied pallets	3,816	3,839	(0.6)%
Average physical pallet positions	5,036	5,130	(1.8)%
Physical occupancy percentage	75.8%	74.8%	93 bps
Same store rent and storage revenues per average physical occupied pallet	$67.58	$63.98	5.6%
Constant currency same store rent and storage revenues per average physical occupied pallet	$68.19	$63.98	6.6%

Same store warehouse services:
Throughput pallets	8,798	9,665	(9.0)%
Same store warehouse services revenues per throughput pallet	$35.09	$33.24	5.6%
Constant currency same store warehouse services revenues per throughput pallet	$35.25	$33.24	6.1%

Number of non-same store warehouses(3)	19	21	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	282	226	n/r
Economic occupancy percentage	70.6%	72.5%	n/r

Physical occupancy(2)
Average physical occupied pallets	245	204	n/r
Average physical pallet positions	399	311	n/r
Physical occupancy percentage	61.5%	65.5%	n/r

Non-same store warehouse services:
Throughput pallets	572	550	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count of 19 consists of: two sites acquired through acquisition, 11 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Third Quarter 2023

The following table provides certain operating metrics to explain the drivers of our same store performance for the nine months ended ended September 30, 2023 and 2022.

	Nine Months Ended September 30,
Units in thousands except per pallet and site number data	2023	2022	Change
Number of same store sites	219	219	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	4,286	4,032	6.3%
Economic occupancy percentage	84.5%	78.5%	597 bps
Same store rent and storage revenues per average economic occupied pallet	$179.61	$171.41	4.8%
Constant currency same store rent and storage revenues per average economic occupied pallet	$181.74	$171.41	6.0%

Physical occupancy(2)
Average physical occupied pallets	3,918	3,713	5.5%
Average physical pallet positions	5,074	5,136	(1.2)%
Physical occupancy percentage	77.2%	72.3%	493 bps
Same store rent and storage revenues per average physical occupied pallet	$196.47	$186.14	5.6%
Constant currency same store rent and storage revenues per average physical occupied pallet	$198.80	$186.14	6.8%

Same store warehouse services:
Throughput pallets (in thousands)	26,543	28,444	(6.7)%
Same store warehouse services revenues per throughput pallet	$34.43	$32.44	6.1%
Constant currency same store warehouse services revenues per throughput pallet	$34.76	$32.44	7.2%

Number of non-same store sites(3)	19	21	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	262	213	n/r
Economic occupancy percentage	74.6%	71.0%	n/r

Physical occupancy(2)
Average physical occupied pallets	228	199	n/r
Average physical pallet positions	351	300	n/r
Physical occupancy percentage	64.9%	66.2%	n/r

Non-same store warehouse services:
Throughput pallets (in thousands)	1,597	1,683	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count of 19 consists of: two sites acquired through acquisition, 11 sites in the expansion and development phase, three leased sites that we purchased, one temporarily leased facility in Australia, one leased facility we ceased operations during fourth quarter of 2022 in anticipation of the upcoming lease maturity, and one leased site we exited in preparation to lease to a third party.

Financial Supplement	Third Quarter 2023

2023 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Number of same store warehouses	219	219	219	219	219	219	219
Same store revenues:
Rent and storage	$257,914	$255,693	$256,266	$252,984	$245,608	$228,549	$216,960
Warehouse services	308,740	293,686	311,406	317,648	321,220	306,056	295,454
Total same store revenues	$566,654	$549,379	$567,672	$570,632	$566,828	$534,605	$512,414

Same store cost of operations:
Power	37,340	32,653	32,903	34,952	44,153	32,560	29,893
Other facilities costs	56,066	55,907	55,611	53,777	53,177	51,591	50,970
Labor	242,791	236,330	242,477	239,194	240,656	235,273	230,078
Other services costs	57,358	53,917	56,956	70,206	63,268	63,601	57,415
Total same store cost of operations	$393,555	$378,807	$387,947	$398,129	$401,254	$383,025	$368,356

Same store contribution (NOI)	$173,099	$170,572	$179,725	$172,503	$165,574	$151,580	$144,058
Same store rent and storage contribution (NOI)(1)	$164,508	$167,133	$167,752	$164,255	$148,278	$144,398	$136,097
Same store services contribution (NOI)(2)	$8,591	$3,439	$11,973	$8,248	$17,296	$7,182	$7,961

Total same store margin	30.5%	31.0%	31.7%	30.2%	29.2%	28.4%	28.1%
Same store rent and storage margin(3)	63.8%	65.4%	65.5%	64.9%	60.4%	63.2%	62.7%
Same store services margin(4)	2.8%	1.2%	3.8%	2.6%	5.4%	2.3%	2.7%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,230	4,319	4,310	4,299	4,131	4,002	3,963
Economic occupancy percentage	84.0%	84.8%	84.6%	84.2%	80.5%	77.9%	77.0%
Same store rent and storage revenues per economic occupied pallet	$60.98	$59.21	$59.45	$58.85	$59.45	$57.11	$54.74

Physical occupancy
Average physical occupied pallets	3,816	3,968	3,971	4,015	3,839	3,692	3,607
Average physical pallet positions	5,036	5,094	5,094	5,104	5,130	5,135	5,144
Physical occupancy percentage	75.8%	77.9%	78.0%	78.7%	74.8%	71.9%	70.1%
Same store rent and storage revenues per physical occupied pallet	$67.58	$64.44	$64.53	$63.01	$63.98	$61.90	$60.15

Same store warehouse services:
Throughput pallets	8,798	8,618	9,128	9,396	9,665	9,507	9,272
Same store warehouse services revenues per throughput pallet	$35.09	$34.08	$34.12	$33.81	$33.24	$32.19	$31.87

Total non-same store results:
Non-same store warehouse revenue	35,951	31,791	27,380	28,058	32,149	29,775	28,511
Non-same store warehouse cost of operations	31,218	29,522	32,276	28,232	31,060	30,368	26,311
Non-same store warehouse NOI	4,733	2,269	(4,896)	(174)	1,089	(593)	2,200

Actual FX rates for the period	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
1 ARS =	0.003	0.004	0.005	0.006	0.007	0.008	0.009
1 AUS =	0.654	0.672	0.684	0.658	0.683	0.715	0.724
1 BRL =	0.205	0.206	0.193	0.190	0.191	0.204	0.192
1 CAD =	0.745	0.753	0.740	0.737	0.766	0.784	0.789
1 CLP =	0.001	0.001	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.088	1.084	1.073	1.022	1.007	1.065	1.122
1 GBP =	1.266	1.264	1.215	1.175	1.177	1.257	1.342
1 NZD =	0.605	0.614	0.630	0.604	0.613	0.651	0.676
1 PLN =	0.242	0.243	0.228	0.216	0.213	0.229	0.243
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2023
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$38	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€34	10-12%	Q3 2022	Q1 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	12	€13	10-12%	Q4 2022	Q3 2024
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q2 2024
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$39	10-12%	Q2 2023	Q1 2025
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$84	10-12%	Q3 2023	Q4 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$63	10-12%	Q3 2023	Q1 2025
(1)Cost to date through September 30, 2023, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$159	$11-$15	$170-$174	10-12%	Q4 2023	Q2 2025
Allentown, PA	Expansion	Conventional (C)	Multi-tenant	14.6	37	$—	$85-$90	$85-$90	10-12%	Q2 2025	Q1 2027
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of September 30, 2023.

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
De Bruyn Cold Storage	Australia	1	2.0	21	A$24.9	8.2%	9-10%	7/1/2022	Q4 2025
Ormeau	Australia	1	2.1	10	A$36.1	—	9-10%	7/7/2023	Q2 2026
Safeway	New Jersey	1	6.0	17	$37.0	8.9%	9-10%	10/5/2023	Q3 2026
(1)Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	Third Quarter 2023
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)

As of September 30, 2023, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 23		Q2 23		Q1 23		Q4 22		Q3 22
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,107,455	R$	1,119,533	R$	1,112,850	R$	1,099,418	R$	1,063,778
Other assets	463,194		476,615		466,146		512,948		501,968
Total assets	1,570,649		1,596,148		1,578,996		1,612,366		1,565,746

Debt	646,243		666,362		659,675		679,304		625,015
Other liabilities	500,639		492,444		464,967		461,286		461,636
Equity	423,767		437,342		454,354		471,776		479,095
Total liabilities and equity	R$	1,570,649	R$	1,596,148	R$	1,578,996	R$	1,612,366	R$	1,565,746

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1987		0.2089		0.1975		0.1892		0.1848
Americold’s pro rata share of debt at BRL/USD rate		$19,261		$20,880		$19,543		$19,279		$17,325

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 23		Q2 23		Q1 23		Q4 22		Q3 22
	($’s in thousands)
Revenues	R$	161,229	R$	158,418	R$	156,234	R$	163,109	R$	152,517
Cost of operations	110,741		113,467		110,947		103,302		101,461
Selling, general and administrative expense	7,464		8,111		8,658		13,732		9,704
M&A expense	4,896		(919)		2,751		3,940		4,310
Depreciation & amortization	19,658		19,846		20,070		20,672		18,221
Total operating expenses	142,759		140,505		142,426		141,646		133,696
Operating income	18,470		17,913		13,808		21,463		18,821

Interest expense	31,292		32,977		32,488		28,588		21,374
Other expense (income)	(906)		(1,532)		(1,799)		(631)		(659)
Current income tax expense	1,012		890		1,567		1,519		2,868
Deferred income tax benefit	(732)		(78)		(245)		(216)		(4,546)
Non-operating expenses	30,666		32,257		32,011		29,260		19,037
Net loss	R$	(12,196)	R$	(14,344)	R$	(18,203)	R$	(7,797)	R$	(216)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.2047		0.2022		0.1927		0.1901		0.1907
Americold’s pro rata share of NOI		$1,550		$1,363		$1,309		$1,705		$1,460
Americold’s pro rata share of Net loss		$(374)		$(435)		$(526)		$(222)		$(6)
Americold’s pro rata share of Core FFO		$73		$(225)		$(177)		$163		$368
Americold’s pro rata share of AFFO		$275		$85		$42		$378		$500

Financial Supplement	Third Quarter 2023

2023 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of	As of
	November 2, 2023	August 3, 2023	May 4, 2023	February 16, 2023
Warehouse segment same store revenue growth (constant currency)	3.0% - 5.0%	5.0% - 8.0%	4.5% - 8.5%	3.0% - 6.0%
Warehouse segment same store NOI growth (constant currency)	850 - 950 bps higher than associated revenue	1000 - 1200 bps higher than associated revenue	750 - 850 bps higher than associated revenue	100 - 300 bps higher than associated revenue
Warehouse segment non-same store NOI	$6M - $10M	$0M - $5M	$0M - $5M	$0M - $15M
Transportation and Managed segment NOI	$46M - $49M	$43M - $50M	$43M - $50M	$50M - $57M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $23M - $25M )	$224M - $228M	$231M - $241M	$228M - $239M	$216M - $234M
Interest expense	$141M - $138M	$151M - $158M	$151M - $158M	$134M - $140M
Current income tax expense	$7M - $9M	$7M - $10M	$7M - $9M	$5M - $9M
Deferred income tax benefit	$8M - $12M	$8M - $12M	$10M - $14M	$10M - $14M
Non real estate depreciation and amortization expense	$120M - $124M	$118M - $124M	$118M - $126M	$120M - $130M
Total maintenance capital expenditures	$70M - $80M	$80M - $90M	$80M - $90M	$80M - $90M
Development starts (1)	$100M	$100M - $200M	$100M - $200M	$100M - $200M
AFFO per share	$1.24 - $1.30	$1.20 - $1.30	$1.16 - $1.26	$1.14 - $1.24
Assumed FX rates	1 ARS = 0.0029 USD 1 AUS = 0.6421 USD 1 BRL = 0.2022 USD 1 CAD = 0.7297 USD 1 CLP = 0.0011 USD 1 EUR = 1.0676 USD 1 GBP = 1.2390 USD 1 NZD = 0.5833 USD 1 PLN = 0.2321 USD	1 ARS = 0.0037 USD 1 AUS = 0.6718 USD 1 BRL = 0.2063 USD 1 CAD = 0.7600 USD 1 CLP = 0.0013 USD 1 EUR = 1.0842 USD 1 GBP = 1.2637 USD 1 NZD = 0.6200 USD 1 PLN = 0.2432 USD	1 ARS = 0.0061 USD 1 AUS = 0.6664 USD 1 BRL = 0.1922 USD 1 CAD = 0.7300 USD 1 CLP = 0.0012 USD 1 EUR = 1.071 USD 1 GBP = 1.2144 USD 1 NZD = 0.6228 USD 1 PLN = 0.2283 USD	1 ARS = 0.0061 USD 1 AUS = 0.6616 USD 1 BRL = 0.1900 USD 1 CAD = 0.7331 USD 1 CLP = 0.0011 USD 1 EUR = 1.0565 USD 1 GBP = 1.2320 USD 1 NZD = 0.6120 USD 1 PLN = 0.2274 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Third Quarter 2023

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, EBITDAre, Core EBITDA and net debt to pro-forma Core EBITDA.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization impairment charge on real estate related assets and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, cyber incident and other, net, goodwill impairment (when applicable), loss on debt extinguishment, modifications and termination of derivative instruments, foreign currency exchange losses, gain or loss from discontinued operations held for sale, impairment of related party loan receivable, loss on fair value of put, gain on extinguishment of New Market Tax Credit structure, loss on deconsolidation of subsidiary contributed to LATAM joint venture, and gain from sale of LATAM joint venture. We also adjust for the impact of Core FFO on our share of reconciling items for partially owned entities, and gain from disposition of partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, amortization of above or below market leases, non-real estate asset impairment, straight-line net rent, benefit from deferred income taxes, stock-based compensation expense, non-real estate depreciation and amortization and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities and discontinued operations. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, cyber and other, net, loss from investments in partially owned entities, impairment of indefinite and long-lived assets (when applicable), foreign currency exchange loss or gain, stock-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, net gain on other asset disposals, reduction in EBITDAre from partially owned entities, discontinued operations, impairment of related party loan receivable, loss on fair value of put, gain on extinguishment of new market tax credit structure, and loss on deconsolidation of subsidiary contributed to LATAM joint venture.. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Third Quarter 2023

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
Net debt to proforma Core EBITDA is calculated using total debt, plus capital lease obligations, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once a year at the beginning of the current calendar year. Our same store population includes properties that were owned or leased for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the prior calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of acquired properties will be included in the “same store” population if owned by us as of the first business day of each year, of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development). The “same store” pool is also adjusted to remove properties that were sold or entering development subsequent to the beginning of the current calendar year. As such, the “same store” population for the period ended December 31, 2022 includes all properties that we owned at January 2, which had both been owned and had reached “normalized operations” by January 2, 2022.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 33 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 30 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 23 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.